UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2009

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-21395	25-1795265
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 14, 2009, Allin Interactive Corporation (“Allin Interactive”), a wholly-owned subsidiary of Allin Corporation (the “Company”), and Carnival Cruise Lines (“CCL”) executed the Eleventh Amendment (“Eleventh Amendment”) to Interactive Television System Agreement dated February 20, 2001 (the “Original Agreement”). Pursuant to the Eleventh Amendment, Allin Interactive will install an interactive television system on the Carnival Dream, a cruise ship expected to enter service in 2009. The Company anticipates that the services of Allin Interactive related to the Eleventh Amendment will be performed in 2009 and that the revenue to be earned by the Company under the Eleventh Amendment will be recognized in 2009.

The terms and conditions of the Original Agreement apply to the Eleventh Amendment, including the processes for change requests and system installation, testing and acceptance, warranties and support services to be provided by Allin Interactive, additional support services payments due from CCL, and intellectual property ownership rights. Each party may terminate the Original Agreement upon 30 days’ written notice to the other in the event of a material breach and failure to cure such breach by the other party and immediately in the event that the other party files for bankruptcy, makes an assignment for the benefit of creditors, or ceases its on-going business operations. Each party also has the right to terminate the Original Agreement if the other breaches the separate Software Development Agreement or separate the Master Agreement entered into between the parties in February 2001 in connection with the Original Agreement. The Original Agreement contains customary representations, warranties and covenants by Allin Interactive and CCL, and they are obligated, subject to certain limitations, to indemnify each other under for breaches of such representations, warranties and covenants. Each party also is obligated to maintain confidentiality of proprietary information of the other.

CCL has been a significant customer of the Company during each of the years ended December 31, 2001 through December 31, 2005. An affiliate of CCL, Costa Crociere S.p.A., was also a significant customer of the Company during the year ended December 31, 2003. There is no other material relationship between the Company and CCL.

The Company intends to file the Eleventh Amendment, subject to a request for confidential treatment for certain of its terms, as an exhibit to its Report on Form 10-K for the year ended December 31, 2008.

Forward-Looking Statements

This Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to the safe harbors created thereby. These forward-looking statements are based on current expectations and projections about future events and financial trends. The words and phrases “expected,” “anticipates,” “will,” “intends,” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among other things, delays in ship construction, the timing of and the Company’s ability to complete the installation of the interactive system on the Carnival Dream, the date on which the Carnival Dream enters service, and the Company’s dependence on key personnel. These are representative of factors which could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions and future incidents of terrorism or other events that may negatively impact the markets where the Company competes. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: February 2, 2009	By:	/s/ Dean C. Praskach
Chief Financial Officer